Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT
__________________________________________________________
This Executive Employment Agreement (the "Agreement") is entered into as of the date written below by and between STWC Holdings, Inc., a Colorado corporation (the "Company"), and Erin Phillips, a resident of Colorado ("Employee").  The parties hereby agree as follows:
1.       Employment.  The Company hereby engages Employee to continue to serve as its Chief Executive Officer ("CEO"), and Employee hereby accepts such employment, upon such terms and conditions as are stated herein this Agreement.
2.        Term.  The employment relationship between Employee and the Company is for an unspecified term and will be continue until terminated by either party pursuant to the terms of Section 6 (the "Term"). No contract for any specified period is created by the existence of any policy, rule or procedure of the Company, or any verbal statements made to Employee by any employee, officer, or board of director member.
3.        Duties.  During the Term of this Agreement, Employee shall have such duties and responsibilities normally associated with the position of CEO, and shall provide those services required of a person of like title of a company of similar size and industry as the Company, under the laws of the State of Colorado, the federal securities laws and other state and federal laws and regulations, as applicable.
4.        Full-Time Employment. During the Term of employment, Employee shall devote full time and attention to the business and affairs of the Company and Employee shall use commercially reasonable efforts, skills and abilities to promote the Company's interests.  Full time employment shall mean providing the Company services for no less then forty (40) hours per week.
5.       Ownership of Intellectual Property. Employee hereby assigns to Company all rights of creation and ownership of all materials, ideas, files, inventions and other tangible and intangible assets produced by, or resulting from, and all revenue and profits derived from, his Employment that are produced or created after the date of this Agreement.
6.        Compensation.  During the term of Employee's employment, Employee shall receive compensation as follows:
a. Deferred Compensation. The Company and Employee acknowledge that, as of July 31, 2018, $165,000.00 deferred compensation was owed to Employee and that Employee has agreed to continue to defer payment until November 1, 2018. Employee shall be permitted, but not required, to convert any amount of deferred compensation owed into common stock of the Company at a price per share equal to the closing market price of the Company's common stock on such date as Employee elects to convert into shares by providing the Company written notice of such intent.
b. Salary. During the Term of this Agreement, Employee shall earn a base salary of $180,000.00 per year ("Salary").
c. Payment. Wages shall be payable in arrears on a semi-monthly basis on the first (1st) and fifteenth (15th) day of each month, unless otherwise modified at the Company's discretion by providing notice to Employee.

d. Vacation; Sick-Pay. Employee shall be entitled to three weeks paid time for vacation and five (5) days paid time for illness. In addition, Employee may take the following paid holidays: New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving (plus one additional), and Christmas (plus one additional).
e. Severance Pay.  If the Agreement is terminated for Good Reason by Employee or without Cause by the Company pursuant to the terms of Section 6, Employee shall be entitled to severance pay equal to $500,000, payable upon termination, and to continue to receive normal Salary for a period of twelve months following termination ("Severance Pay").
f. Discretionary Bonus. Following the end of each Fiscal Year end the Board, in its sole discretion, may cause the Company to elect to award the CEO a bonus (the "Discretionary Bonus") for such year, in an amount to be determined by the Board, at its sole discretion, based on the CEO's and the Company's performance and the achievement of the other goals and objectives approved by the Board for such year. Such Discretionary Bonus shall be paid as determined by the Board and only if the CEO is employed by the Company as of the date at such Discretionary Bonus is paid.
7.        Termination.  This Agreement may be terminated by either party with not less than thirty (30) days written notice to the other party.  Notwithstanding, Employee may immediately terminate this Agreement for Good Reason and the Company may immediately terminate this Agreement for Cause. Employee shall only be eligible to receive Severance Pay if this Agreement is terminated by the Company without Cause or if the Agreement is terminated by Employee with Good Reason, both as below defined.
a. Cause.  For the purposes of this Agreement, "Cause" shall exist if Employee has committed (i) fraud, deceit, or intentional misconduct in connection with acts or omissions, (ii) gross negligence in connection with acts or omissions, (iii) a material breach of the Employee's obligations under this Agreement, which breach is not cured within five (5) days following delivery to Employee of written notice of the alleged breach, or (iv) a breach by Employee of her fiduciary obligations to the Company.
b. Good Reason.  For the purposes of this Agreement, "Good Reason" shall mean (i) any material reduction in Employee's Salary, fringe benefits or bonus eligibility, except in the case of base salary, fringe benefits or bonus eligibility reduction in such compensation generally applicable to peer employees of the Company, which shall not constitute Good Reason; (ii) a substantial, adverse change in the nature or scope of Employee's responsibilities which amounts to the functional equivalent of a demotion; or (iii) Employee is required to move to a location more than 30 miles from the location where Employee's office is currently located.
8.        Confidential Information.
a. Company Information. Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use or disclose, except for the benefit of the Company, to any person, firm or corporation without written authorization of the respective Board of Directors of the Company, any Confidential Information of the Company. Employee understands that "Confidential Information" means, but is not strictly limited to, any Company proprietary information, technical data, trade secrets or know-how, product plans, products, services, customer lists and customers (including customers of the Company with whom Employee became acquainted during the term of employment), markets, developments, drawings, marketing, financial or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally or observation of during service to the Company. Employee further understands that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Employee or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

b. Third Party Information. Employee recognizes that the Company has received, and in the future will receive, confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Employee's work for the Company consistent with the Company's agreement with such third party.
9.        Conflicting Employment. Employee agrees that, during the term of employment with the Company and for six (6) months thereafter, Employee will not engage in any other employment, consulting or other business activity with any competitor in the industry or which may directly harm the Company's business relationships, nor will Employee engage in any other activities that conflict with Employee's obligations to the Company. Notwithstanding, Employee may, during the term of this Agreement, provide services for other entities, so long as such entities are affiliated in some way with the Company, the services benefit the Company and such services could not be performed directly through the Company due to applicable regulations.
10.      Returning Company Documents. Employee agrees that, at the time of leaving the employ of the Company, Employee will deliver to the Company (and will not keep in Employee's possession, recreate or deliver to anyone else) any and all documents, receipts, or other Company property, without limitation, provided to Employee throughout the course of employment.
11.	Non-solicitation.
a. Non-solicitation of Employees. To the full extent permitted by law, for a period of twelve (12) months immediately following the termination of Employee's relationship with the Company for any reason, whether voluntary or involuntary, Employee shall not, by herself or in collaboration with others, either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for herself or any other person or entity.
b. Non-solicitation of Business. To the full extent permitted by law, for a period of twelve (12) months immediately following the termination of Employee's relationship with the Company for any reason, whether voluntary or involuntary, Employee will not divert or attempt to divert from the Company any business the Company had enjoyed or solicited from its customers or potential customers during the twelve (12) months prior to termination of employment.
12.      Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired in confidence or in trust prior to employment by the Company. Employee has not entered into, and Employee agree Employee will not enter into, any oral or written agreement in conflict herewith.

13.      Arbitration and Equitable Relief.
a. Arbitration. Employee agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this agreement, shall be settled by arbitration to be held in Denver, Colorado, in accordance with the employment dispute resolution rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Costs for legal fees and expenses shall be paid by the non-prevailing party.
This arbitration clause constitutes a waiver of Employee's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including, but not limited to, the following claims:
i. Any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;
ii. Any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act of 1990, and the Fair Labor Standards Act;
iii. Any and all claims arising out of any other laws and regulations relating to employment or employment discrimination.
b. Consideration. Employee understands that each party's promise to resolve claims by arbitration in accordance with the provisions of this Agreement, rather than through the courts, is consideration for other party's like promise. Employee further understands that Employee's employment is consideration for this Agreement.
14.	General Provisions.
a. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and Employee relating to the subject matter herein and supersedes all prior discussions between Employee and the Company. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Notwithstanding, any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.
b. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
c. Assignability; Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns; provided, however, that no rights or obligations of the parties under this Agreement may be assigned or transferred without the prior written consent of the other party.
d. Governing Law. This Agreement, any actions arising out of this agreement, and any and all dispute resolutions shall be governed by and construed in accordance with the procedural and substantive laws of the State of Colorado without reference to conflicts of law doctrines.

e. Headings; Construction.  The headings of the sections and subsections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.   This Agreement will be interpreted according to the fair meaning of its terms.
f. Counterparts. This Agreement may be executed in one or more counterparts, each one of which, when taken together, will constitute an original copy.
IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the latest date written below.

THE "COMPANY"

STWC Holdings, Inc.,
a Colorado corporation,

By: _________________________

Name: _________________________

Title: _________________________

Date: _________________________

"EMPLOYEE"

By:     _________________________

Printed: Erin Philips

Date:    _________________________

Address: ___________________________
  ___________________________

Tax ID/ SS: _________________________